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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

1.          ImmunoPharmaceutics, Inc.
            100% Owned Subsidiary
            Incorporated in the State of California

2.          TBC-ET, LLP. 100% Owned Subsidiary
            A limited partnership formed in the State of Delaware

3.          Revotar Biopharmaceuticals, AG
            55.2% Owned Subsidiary
            Incorporated in Germany

4.          Encysive, L.P.
            100% Owned Subsidiary
            A limited partnership formed in the State of Delaware